Exhibit 99.1

Oragenics, Inc. Announces NYSE MKT Acceptance of its Plan of Compliance

July 19, 2016

TAMPA, Fla.— Florida-based biopharmaceutical company Oragenics, Inc. (NYSE:MKT – OGEN the “Company”) today announced that NYSE Regulation has accepted the Company’s plan to regain compliance with the NYSE MKT exchange’s continued listing standards set forth in Sections 1003(a)(ii) and 1003(a)(iii) of the NYSE MKT Company Guide (the “Company Guide”) by November 10, 2017, subject to periodic review by the NYSE MKT for compliance with the initiatives set forth in the plan. If the Company is not in compliance with the continued listing standards by November 10, 2017, or if it does not make progress consistent with the plan during the plan period, the NYSE Regulation staff may initiate delisting proceedings as appropriate.

As previously reported by the Company in a Form 8-K filed on May 13, 2016, the Company was previously notified by NYSE MKT that it was not in compliance with the stockholders’ equity continued listing standard as set forth in Section 1003(a)(iii) of the Company Guide. The Company was again notified on June 21, 2016 of non-compliance with the stockholders’ equity continued listing standard as set forth in Section 1003(a)(ii). In order to maintain its listing, the Company submitted a plan of compliance on June 10, 2016 addressing how it intends to regain compliance with Sections 1003(a)(ii) and 1003(a)(iii) of the Company Guide by November 10, 2017.

The NYSE MKT notice has no immediate impact on the listing of the Company’s common stock, which will continue to trade on the NYSE MKT exchange under the symbol “OGEN.BC” subject to periodic review by the NYSE MKT. The listing of the Company’s common stock on the NYSE MKT is being continued pursuant to an extension during the plan period.

About Oragenics, Inc.

We are focused on becoming the world leader in novel antibiotics against infectious disease and on developing effective treatments for oral mucositis. Oragenics, Inc. has established two exclusive worldwide channel collaborations with Intrexon Corporation, a synthetic biology company. The collaborations allow Oragenics access to Intrexon’s proprietary technologies toward the goal of accelerating the development of much needed new antibiotics that can work against resistant strains of bacteria and the development of biotherapeutics for oral mucositis and other diseases and conditions of the oral cavity, throat, and esophagus.

For more information about Oragenics, www.Oragenics.com

Safe Harbor Statement: Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements that reflect management’s current views with respect to future events and performance. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to, any inability to regain compliance with the Company Guide by November 10, 2017 which would result in the Company’s common stock being delisted by the Exchange; the risk that the Company could fail to meet other listing standards; the risk that the Exchange may initiate delisting proceedings which would result in the Company’s common stock being delisted by the Exchange, and those other factors described in our filings with the U.S. Securities and Exchange Commission. Any responsibility to update forward-looking statements is expressly disclaimed.

Oragenics, Inc.

Michael Sullivan, 813-286-7900

Chief Financial Officer

msullivan@oragenics.com

or

Investor / Media Contacts

David Burke

The Ruth Group

Tel: 646-536-7009

dburke@theruthgroup.com

Source: Oragenics, Inc.

Released July 19, 2016